UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 21, 2007 (June 15, 2007)
Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year		3
Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans		3
Item 8.01 Other Events		4
Item 9.01 Financial Statements and Exhibits		4
SIGNATURES		5
EXHIBIT INDEX
EX-3.1:	Company’s Amended and Restated Bylaws, dated as of August 16, 2007.
EX-99.1:	Press Release dated August 21, 2007 relating to increase and declaration of quarterly dividend.
EX-3.1: AMENDED AND RESTATED BYLAWS
EX-99.1: PRESS RELEASE

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Effective August 16, 2007, the Board of Directors (the “Board”) of Connecticut Water Service, Inc. (the “Company”), adopted certain amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”).
     Article III, regarding the Company’s shares, has been amended to (i) expressly provide for the issuance of both certificated and uncertificated shares of the Company’s capital stock in accordance with the laws of the State of Connecticut; (ii) allow the Board to appoint one or more transfer agents for the Company’s capital stock and to create, or appoint such transfer agent(s) to create, such rules and regulations as are necessary to construct an efficient process by which the Company’s capital stock is issued, transferred or registered; and (iii) only allow for transfer of the Company’s capital stock if such shares are either certificated or upon receipt of proper instructions from the holder of uncertificated shares.
     The Board approved the Article III amendments to enable the Company to comply with recent rules promulgated by The NASDAQ Stock Market, LLC, requiring NASDAQ-listed issuers to be eligible for a Direct Registration Program, such as the one currently administered by the Depository Trust Company, by January 1, 2008. A Direct Registration Program permits an investor’s ownership of shares to be recorded and maintained on the books of the issuer or the transfer agent electronically, without the issuance of a physical certificate.
     Other than as described herein, no other amendments to the Company’s Bylaws were made. A copy of the Company’s Bylaws, as amended and restated as of August 16, 2007, is filed herewith as Exhibit 3.1 and is hereby incorporated herein by reference.
Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
     On June 15, 2007, the Company received notice pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, that the Savings Plan of The Connecticut Water Company (the “Savings Plan”), a wholly-owned subsidiary of the Company, would switch its platform for Savings Plan participants from WyStar Global Retirement Services to Wachovia Retirement Services, effective August 1, 2007. Since 2000, the Savings Plan has included an investment option in a fund comprised of shares of the Company’s common stock, without par value, traded on the NASDAQ Global Select Market under the symbol “CTWS”.
     As a result of the change to the platform used by the Savings Plan, participants in the Savings Plan were, for the time period specified below, temporarily unable, during a pre-determined blackout period (the “Blackout Period”), to change their contribution percentages, to change their investment elections, or to obtain loans, withdrawals or distributions from the Savings Plan. During the Blackout Period, participants in the Savings Plan were, however, able to continue to access Savings Plan account information for viewing purposes during a portion of the Blackout Period. In addition, during the Blackout Period, bi-weekly contributions to the Saving Plan continued to be deposited as directed by participants.

     Savings Plan participants were notified of the planned Blackout Period on June 15, 2007. The Blackout Period began at 4:00 p.m. EDT on Wednesday, July 18, 2007 and was scheduled to end at 8:00 a.m. on Friday, August 10, 2007, but ended early, on August 2, 2007.
Item 8.01 Other Events
     On August 16, 2007, the Company issued a press release announcing an in increase in the quarterly dividend on the Company’s common shares from $0.215 per quarter to $0.2175 per quarter, and declared a quarterly cash dividend payable on September 17, 2007 for shareholders of record as of September 3, 2007. This is the thirty-eighth consecutive year that the Company has increased its dividend payout to holders of the Company’s common shares. A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
     The following exhibits are filed herewith:

3.1	Company’s Amended and Restated Bylaws, dated as of August 16, 2007.
99.1	Press Release dated August 21, 2007 relating to increase and declaration of quarterly dividend.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: August 21, 2007	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President — Finance and Chief Financial Officer

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